Exhibit 99.1

REPORT OF INDEPENDENT AUDITORS
AND FINANCIAL STATEMENTS

December 31, 2019

MOSSADAMS

Table of Contents

PAGE
Report of Independent Auditors	1–2
Financial Statements
Balance sheet	3
Statement of income	4
Statement of changes in net parent investment	5
Statement of cash flows	6
Notes to financial statements	7–15

Report of Independent Auditors

To the Board of Directors

Bensussen Deutsch & Associates Holdings, LLC

Report on the Financial Statements

We have audited the accompanying financial statements of the Consumer Products Division (a carved-out business of Bensussen Deutsch & Associates Holdings, LLC), which comprise the balance sheet as of December 31, 2019, and the related statements of income, changes in net parent investment, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Consumer Products Division (a carved-out business of Bensussen Deutsch & Associates Holdings, LLC), as of December 31, 2019, and the results of its operations and its cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

Seattle, Washington

December 3, 2020

Consumer Products Division (A Carved-out Business of
Bensussen Deutsch & Associates Holdings, LLC)

Balance Sheet (Amounts in Thousands)

December 31, 2019

ASSETS
CURRENT ASSETS
Cash	$-
Receivables, net	46,291
Inventories, net	29,929
Prepaid expenses	3,073
Total current assets	79,293
PROPERTY AND EQUIPMENT, net	762
DEPOSITS AND OTHER LONG-TERM ASSETS	22
Total assets	$80,077
LIABILITIES AND NET PARENT INVESTMENT
CURRENT LIABILITIES
Accounts payable	$16,108
Accrued expenses	11,374
Total current liabilities	27,482
OTHER LONG-TERM LIABILITIES	267
Total liabilities	27,749
COMMITMENTS AND CONTINGENCIES (Note 8)
NET PARENT INVESTMENT	52,328
Total liabilities and net parent investment	$80,077

See accompanying notes.	3

Consumer Products Division (A Carved-out Business of
Bensussen Deutsch & Associates Holdings, LLC)

Statement of Income (Amounts in Thousands)
Year Ended December 31, 2019

NET SALES	$168,262
COST OF SALES	109,377
Gross profit	58,885
OPERATING EXPENSES
Selling, general, and administrative expenses	23,968
OPERATING INCOME	34,917
INTEREST EXPENSE	(1,753)
OTHER INCOME	70
NET INCOME	$33,234

4	See accompanying notes.

Consumer Products Division (A Carved-out Business of
Bensussen Deutsch & Associates Holdings, LLC)

Statement of Changes in Net Parent Investment (Amounts in Thousands)

Parent Company
Net Investment
BALANCE, December 31, 2018	$43,640
Net income	33,234
Net transfers to Parent	(24,546)
BALANCE, December 31, 2019	$52,328

See accompanying notes.	5

Consumer Products Division (A Carved-Out Business of

Bensussen Deutsch & Associates Holdings, LLC)

Statement of Cash Flows (Amounts in Thousands)
Year Ended December 31, 2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$33,234
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	370
Change in inventory obsolescence reserve	670
Change in allowance for doubtful accounts and customer claims	(2,173)
Changes in operating assets and liabilities
Receivables	2,726
Inventories	(6,096)
Prepaid expenses	885
Deposits and other long-term assets	6
Accounts payable	(7,322)
Accrued expenses	2,709
Net cash provided by operating activities	25,009

CASH FLOWS USED IN INVESTING ACTIVITIES
Purchases of property and equipment	(289)

CASH FLOWS USED IN FINANCING ACTIVITIES
Principal payments on capital lease obligations	(174)
Net transfers to Parent	(24,546)
Net cash used in financing activities	(24,720)

NET CHANGE IN CASH	-

CASH
Beginning of year	-
End of year	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$1,753

SCHEDULE OF NONCASH FINANCING ACTIVITIES
Property and equipment acquired under capital lease obligations	$246

6	See accompanying notes.

Consumer Products Division (A Carved-Out Business of
Bensussen Deutsch & Associates Holdings, LLC)

Notes to Financial Statements (Amounts in Thousands)

Note 1 – Summary of Accounting Policies

Business description – On November 10, 2020, Bensussen Deutsch & Associates, LLC, the operating entity of Bensussen Deutsch & Associates Holdings (collectively referred to as BDA or Parent) entered into an Equity Purchase Agreement with ACCO Brands Corporation to sell BDA’s Consumer Products Division (CPD, or the Division).

CPD distributes video game controllers, headsets, power supplies and other accessories, sold directly under the PowerA, Fusion, MOGA, and other brands, for major video gaming consoles worldwide to major retailers and direct consumers.

Basis of presentation – Throughout the period covered by these financial statements, CPD operated as a business unit of BDA. Consequently, standalone financial statements have not been historically prepared for the Division. The accompanying carve-out financial statements of CPD as of and for the year ended December 31, 2019 have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) from the historical accounting records of BDA on a carve-out basis. All results of operations, assets, and liabilities directly attributable to the Division are reflected in these financial statements, as well as allocations of certain shared costs historically incurred by the Parent on behalf of CPD.

As these carve-out financial statements represent a business that is not a separate legal entity, the net assets of CPD have been presented herein as Net Parent Investment and represent the Parent’s interest in the recorded assets of the Division.

Allocations of expenses to the Division were based primarily on the relative percentage of revenue, facilities square footage, and headcount depending on the nature of the shared expenses incurred by Parent on behalf of the Division. The allocated amounts reflect management’s estimate of the Division’s historical cost of doing business.

Management believes the assumptions underlying the carve-out financial statements are reasonable. However, the carve-out financial statements included herein may not necessarily represent what CPD's results of operations, financial position and cash flows would have been had it been a standalone entity during the year presented, or what CPD's results of operations, financial position and cash flows may be in the future.

Use of estimates – The preparation of the financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Consumer Products Division (A Carved-Out Business of
Bensussen Deutsch & Associates Holdings, LLC)

Notes to Financial Statements (Amounts in Thousands)

Note 1 – Summary of Accounting Policies (continued)

Generally, standalone financial statements should reflect a “reasonable” basis of allocation of corporate overhead costs from the Parent or other units within the organization providing services to the business. What constitutes “reasonable” is, in part, a matter of judgment and requires use of estimates. The allocation of corporate overhead costs from the Parent reflects consideration by management of the incremental overhead costs required to do business as a standalone entity. To the extent needed, management applied direct expenses of the Division to the standalone carve- out financial statements. For the expenses which could not be specifically attributed to a specific business, management allocated a portion of the expense to the Division’s standalone carve-out financial statements using the relative percentage of revenue, facilities square footage, and headcount using shared expenses incurred by Parent on behalf of the Division, adjusted where a more specific allocation was deemed more appropriate. For more information regarding corporate cost allocation see Note 2.

To the extent it is unclear whether a particular asset or liability should be considered a CPD acquired asset or a Parent acquired asset, or a CPD assumed liability or a BDA assumed liability, the Division’s management has worked in good faith to reasonably assign such assets or liabilities to the Division, where appropriate.

Cash – Treasury activities, including activities related to CPD, are centralized by the Parent such that cash collections are distributed to CPD and reflected as net parent investment. As a result of this distribution to CPD, the Division does not hold any cash.

Receivables – The majority of CPD’s accounts receivable are due from many large companies or partners of those companies in the United States. Credit is extended based upon the evaluation of a customer’s financial condition and generally collateral is not required. Accounts receivable are typically due within 30 to 60 days and are stated at amounts due from customers. Accounts outstanding longer than the contractual payment terms are considered past due. The Division does not charge interest on past due amounts. The Division determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts receivables are past due, the Division’s previous loss history and the customer’s current ability to pay its obligation to the Division. The allowance for customer claims and doubtful accounts was $ 10,561 as of December 31, 2019. The majority of these amounts relate to estimated customer claims. The allowance excluding estimated customer claims attributed to doubtful accounts was $47 as of December 31, 2019.

Inventories – Inventories are stated at the lower of cost or net realizable value. Cost is determined by the weighted average method. Raw materials consist largely of licensed proprietary electronic components used in the manufacturing of CPD devices. Finished goods consist of standard items and customized items held readily for sale pursuant to merchandising agreements with certain customers.

CPD records a write-down of inventories which are obsolete or slow-moving based upon historical experience and current market conditions under the application of the specific identification method. The reserve for obsolescence in the Division is $2,015 as of December 31, 2019.

Consumer Products Division (A Carved-Out Business of
Bensussen Deutsch & Associates Holdings, LLC)

Notes to Financial Statements (Amounts in Thousands)

Note 1 – Summary of Accounting Policies (continued)

Property and equipment – Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets which generally range from three to seven years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the asset. Maintenance and repairs are charged to expense as incurred.

Impairment of long-lived assets – CPD evaluates long-lived assets for impairment whenever events or circumstances indicate they may not be recoverable. Recoverability is measured by comparing the carrying amount of an asset group to future undiscounted net cash flows expected to be generated. The Division groups assets for purposes of such review at the lowest level for which identifiable cash flows of the asset group are largely independent of the cash flows of the other groups of assets and liabilities. If this comparison indicates impairment, the amount of impairment to be recognized is calculated as the difference between the carrying value and the fair value of the asset group. No impairment was recognized as of and for the year ended December 31, 2019.

Recently adopted accounting pronouncement – In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Accounting Standards Codification 606) which provides a five-step analysis of contracts to determine when and how revenue is recognized and replaces most existing revenue recognition guidance in U.S. GAAP. The core principal of the new guidance is that an entity should recognize revenue to reflect the transfer of goods and services to customers in an amount equal to the consideration the entity receives or expects to receive. ASC 606 is effective for annual reporting periods beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Parent (including CPD) adopted ASC 606 with a date of the initial application of January 1, 2019.

The Division applied ASC 606 using the modified retrospective method, meaning the cumulative effect of initially applying the new guidance is to be recognized as an adjustment to the opening balance of net parent investment at January 1, 2019. Upon completing the implementation assessment of ASC 606, management concluded that no adjustment was required to the opening balance of net parent investment at the date of initial application.

Revenue recognition – Revenue is recognized when performance obligations under the terms of the contracts with the CPD’s customers are satisfied. The majority of the Division’s revenue contracts represent a single performance obligation related to the fulfillment of customer orders for the purchase of the Division’s products. Revenue and costs of sales are recognized when control of the product transfers to the customer, which occurs upon shipment or delivery of the product to the customer, depending on sales terms. Taxes collected from customers and remitted to governmental authorities are presented in the statement of income on a net basis.

Payment terms vary by customer and are established in the contracts or purchase orders with customers. CPD generally provides payment terms to customers ranging from 30 to 60 days. Therefore, the Division’s contracts do not include a significant financing component.

Consumer Products Division (A Carved-Out Business of
Bensussen Deutsch & Associates Holdings, LLC)

Notes to Financial Statements (Amounts in Thousands)

Note 1 – Summary of Accounting Policies (continued)

Shipping and handling costs are accounted for as a fulfillment activity of the Division’s promise to transfer the products to its customers and are included in cost of sales on the statement of income.

Product returns have historically been insignificant. As a result, given the standalone nature of the products and the Division’s assessment of performance obligations and transaction pricing for sales contracts, the Division does not currently maintain a contract asset or liability balance for obligations related to product returns.

Substantially all revenue is recognized from goods transferred at a point in time. As such, the accompanying financial statements present financial information in a format which does not further disaggregate revenue, as there are no significant variations in economic factors affecting the nature, amount, timing and uncertainty of cash flows.

Significant customers – For the year ended December 31, 2019, three customers represented 57% of revenue for the Division. Five customers represented 76% of accounts receivable as of December 31, 2019.

Advertising – The Division expenses advertising and marketing costs as incurred. Total advertising and marketing expenses were $623 for the year ended December 31, 2019.

Share-based compensation – The Parent maintains a stock option plan and recognizes expenses related to the fair value of its share-based compensation awards. Certain employees of CPD have been granted options within the stock option plan. The fair value of stock options granted to employees is valued using the Black-Scholes option pricing model. All outstanding options are exercisable only upon a change of control of the Parent that occurs prior to a participant’s termination of service. The Parent granted options during 2019 with terms consistent with the previous awards, and will recognize expense for these and future grants when they become exercisable.

Income taxes – As a limited liability company, under the Internal Revenue Code (IRC), the members of the Parent separately account for their pro rata shares of BDA’s items of income, deductions, losses and credits. Additionally, the Parent has evaluated its tax positions and no provision for income taxes has been included in these standalone carve-out financial statements of CPD.

U.S. GAAP prescribes a recognition threshold and measurement process for accounting for uncertain tax positions and also provides guidance on various related matters such as derecognition, interest, penalties and disclosures required. Management does not believe that the Parent or CPD have any entity level uncertain tax positions. The Parent files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. Any interest and penalties related to income tax matters is recognized in income tax expense.

Consumer Products Division (A Carved-Out Business of
Bensussen Deutsch & Associates Holdings, LLC)

Notes to Financial Statements (Amounts in Thousands)

Note 1 – Summary of Accounting Policies (continued)

Net parent investment – Net parent investment in the balance sheet represents BDA’s net investment in CPD and is presented in lieu of members’ equity. The statement of changes in net parent investment include net cash transfers between BDA and CPD pursuant to the centralized cash management and other treasury-related functions performed by BDA. The net parent investment account includes the settlement and net effect of transactions and corporate allocations from BDA. The net effect of other assets and liabilities and related income and expenses earlier recorded at corporate level pushed down to CPD are also included in net parent investment.

All transactions reflected in Net Parent Investment in the accompanying balance sheet have been considered cash receipts and payments for purposes of the statement of cash flows and are reflected in financing activities in the accompanying statement of cash flows.

Upcoming accounting pronouncements – In February 2016, the FASB issued ASU 2016-02, Leases, which amends the existing guidance for leases and will require recognition of operating leases with lease terms of more than twelve months and all financing leases on the balance sheet. For these leases, companies will record assets for the rights and liabilities for the obligations that are created by the leases. This ASU will require disclosures that provide qualitative and quantitative information for the lease assets and liabilities recorded in the financial statements. This ASU is effective for fiscal years beginning after December 15, 2020. In June 2020, due to the effects of the COVID-19 pandemic, the FASB issued ASU 2020-05, Revenue from Contracts with Customers and Leases, which delays the effective date of ASU 2016-02 to be now effective for the Parent in 2022. The Parent is currently evaluating this ASU to determine the impact of its adoption on its financial statements. The Parent currently anticipates adopting the new standard effective January 1, 2022. While the Parent is still in the process of completing its analysis on the complete impact this ASU will have on its financial statements and related disclosures, it expects the ASU to have a material impact on its balance sheet for recognition of lease-related assets and liabilities.

Subsequent events – Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are issued. The Division recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements. The Division’s carve out financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before the financial statements are available to be issued.

The Division has evaluated subsequent events through December 3, 2020, which is the date the financial statements were available to be issued.

Consumer Products Division (A Carved-Out Business of
Bensussen Deutsch & Associates Holdings, LLC)

Notes to Financial Statements (Amounts in Thousands)

Note 2 – Relationship with Parent

Allocation of corporate expenses – In addition to the carve-out of the operations and the net assets of CPD, certain general corporate expenses and shared services have been allocated to the Division and are comprised of costs incurred related to: (i) finance and accounting (ii) human resources; (iii) information systems and technology; (iv) legal; and (v) rent. The allocated expenses are mainly comprised of salaries, including variable compensation and other direct costs of the various functions. Allocations to the Division were based primarily on the relative percentage of revenue and the Division headcount using shared expenses incurred on behalf of the Division, adjusted where a more specific allocation was deemed more appropriate.

Allocations of certain general corporate expenses and shared services have been included in the statement of income of CPD for the year ended December 31, 2019, as follows:

Operating expenses	$7,527
Interest expense	1,753

Total	$9,280

The expenses allocated are not necessarily indicative of the amounts that would have been incurred had CPD performed these functions as a standalone entity, nor are they indicative of expenses that will be charged or incurred in the future. It is not practical to estimate the amount of expenses and gains and losses that CPD would have incurred for the year presented had it not been an affiliated entity of the Parent in that year.

Additionally, there are certain allocations to the Division that affect other income included in the statement of income for the year ended December 31, 2019. These allocations are insignificant to these carve-out business statements of CPD.

Cash management and financing – CPD participates in BDA’s centralized cash management and financing programs. Disbursements are made through centralized accounts payable systems which are operated by BDA. Most cash receipts are transferred to centralized accounts that are maintained by BDA. As cash is disbursed and received by BDA, it is accounted for by CPD through Net Parent Investment.

The Parent incurs third-party debt and provides financing to the Division through net transfers in the statement of changes in net parent investment. This third- party debt is collateralized by inventory and receivables of the Division. As the debt is used to finance working capital, interest expense has been allocated to the Division based on the average net assets employed.

Consumer Products Division (A Carved-Out Business of

Bensussen Deutsch & Associates Holdings, LLC)

Notes to Financial Statements (Amounts in Thousands)

Note 3 – Receivables, Net

Receivables, net consist of the following at December 31, 2019:

Accounts receivable	$56,852
Less allowance for customer claims and doubtful accounts	(10,561)
$46,291

Note 4 – Inventories, Net

Inventories consist of the following at December 31, 2019:

Finished goods	$28,563
Raw materials	3,381
Less obsolescence reserve	(2,015)
$29,929

Note 5 – Property and Equipment, Net

Property and equipment, net consist of the following at December 31, 2019:

Computer software and other equipment	$7,079
Furniture and fixtures	443
Leasehold improvements	602
8,124
Less accumulated depreciation and amortization	(7,489)
635
Construction-in-progress	127
$762

Depreciation and amortization expense for the year ended December 31, 2019, was $370.

Consumer Products Division (A Carved-Out Business of

Bensussen Deutsch & Associates Holdings, LLC)

Notes to Financial Statements (Amounts in Thousands)

Note 6 – Accrued Expenses

Accrued expenses consist of the following at December 31, 2019:

Royalties payable	$8,508
Accrued compensation and taxes	1,929
Other	937
$11,374

Note 7 – Share-Based Compensation

Certain of the Division’s employees participate in a Stock Option Plan (the Plan) sponsored by the Parent. All awards granted under the plan are based on Parent’s common shares. Options issued under the Plan generally expire ten tears from the date of grant and the Parent’s Board of Directors determine the terms and conditions of the options granted under the Plan, including the exercise price.

Options are granted at an exercise price based upon the book value of the Parent on the date of grant and generally vest over a period of up to four years. All outstanding options are exercisable upon a change of control of the Parent that occurs prior to termination of service. The Parent has the right to repurchase the shares obtained by the exercise of options granted under the Plan at a price per share equal to the exercise price per share paid for such shares at any time prior to a Liquidity Event, as defined in the Plan.

As of December 31, 2019, the total estimated future compensation cost for CPD related to stock options granted was insignificant to the Division’s financial statements. Given that all outstanding options are exercisable only upon a change of control that occurs prior to a termination of service, there was no share-based compensation expense recorded for the year ended December 31, 2019.

Note 8 – Commitments and Contingencies

Contingencies – In the normal course of business, CPD has other various claims in process and other contingencies, including payment of certain state taxes. The Division regularly assesses all contingencies and believes that the ultimate outcome of outstanding contingencies will not have a significant effect on the Division’s financial condition, liquidity or results of operations.

Royalties – Pursuant to various license agreements, CPD pays royalties to certain third parties for sale of licensed products. The Division’s royalty expense was $25,099 during the year ended December 31, 2019, and is included within cost of sales in the statement of income.

Consumer Products Division (A Carved-Out Business of

Bensussen Deutsch & Associates Holdings, LLC)

Notes to Financial Statements (Amounts in Thousands)

Note 9 – Employee Benefit Plan

The Parent maintains a 401(k) plan to allow employees, including employees of CPD, to use pretax compensation to fund their savings. Under the terms of the plan, the Parent will partially match employee contributions to the plan up to 2% of eligible employee compensation. The Parent’s 401(k) plan matching contribution expense related to CPD was $59 for the year ended December 31, 2019.

Note 10 – Deferred Compensation

In January 2012, the Parent executed the Bensussen Deutsch & Associates, Inc. Deferred Compensation Plan (the Deferred Compensation Plan). The Deferred Compensation Plan is a voluntary tax deferred savings plan that enables certain members of management and highly compensated employees to defer up to $25 of their annual compensation. Participants are immediately and fully vested in their salary deferrals and related earnings. Some participants of the Plan are employees of CPD; however, compensation expense recorded under the plan was insignificant for the year ended December 31, 2019.

Note 11 – Subsequent Events

On March 11, 2020, the World Health Organization officially declared COVID-19, the disease caused by the novel coronavirus, a pandemic. Management is closely monitoring the evolution of this pandemic, including how it may affect the economy and the general population. Given the dynamic nature of these circumstances and potential business disruption, the Division could experience a significant short-term impact to operations. The Division will continue to monitor the situation closely, but given the uncertainty about the situation, it is unable to estimate the impact to the financial statements.

On June 19, 2020, the Parent entered into an asset purchase agreement to acquire Lucid Sound, Inc., a manufacturer and supplier of video and mobile gaming audio products, for a purchase price of $3,914, which includes contingent earnout consideration of $2,214 based on certain annual revenue milestones over a five-year period. As of the date of the acquisition, Lucid Sound, Inc. operates as part of the CPD business.

As described in Note 1, on November 10, 2020, the Parent entered into an Equity Purchase Agreement with ACCO Brands Corporation to sell CPD for an initial purchase price of $340,000 with additional maximum contingent earn-out consideration of up to $55,000 and any final working capital adjustments. This agreement has not been consummated at the time that these CPD financial statements were available for issuance.